Exhibit 99.1

_________________________________________________________________

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

BY AND BETWEEN

THE PRICELINE GROUP INC.

AND

PETER J. MILLONES

APRIL 21, 2015

_________________________________________________________________

EXECUTION COPY

SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of April 21, 2015 (the “Effective Date”), by and between The Priceline Group Inc. (f/k/a priceline.com Incorporated), a Delaware corporation, with its principal office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and Peter J. Millones (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into an amended and restated employment agreement, dated December 18, 2008 (the “Prior Employment Agreement”);
WHEREAS, the Company desires that Executive continue to be employed as Executive Vice President, General Counsel and Corporate Secretary of the Company, and the Company and Executive desire to amend the Prior Employment Agreement to revise Section 15 of the agreement; and
WHEREAS, the Company and Executive desire to replace and supersede the Prior Employment Agreement in its entirety and enter into this Second Amended and Restated Employment Agreement (the “Agreement”) providing for the terms of Executive’s employment by the Company.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:
1.    Term of Employment. Except for earlier termination as provided in Section 7 hereof, Executive’s employment under this Agreement shall continue on the same basis as set forth in the Prior Employment Agreement and, as a result, shall end on February 8, 2016 (the “Initial Employment Term”), provided that the Initial Employment Term shall be automatically extended for additional terms of successive one (1) year periods (each, an “Additional Employment Term”) unless the Company or Executive gives written notice to the other at least ninety (90) days prior to the expiration of the Initial Employment Term or then-current Additional Employment Term that Executive’s employment shall not be so extended. The Initial Employment Term and each Additional Employment Term shall be referred to herein as the “Employment Term.”
        2.    Positions. (a) Executive shall serve as Executive Vice President, General Counsel and Corporate Secretary of the Company’s Board of Directors. Executive shall also serve, if requested by the Chief Executive Officer of the Company, as an executive officer and director of subsidiaries and a director of Affiliates of the Company and shall comply with the policy of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) with regard to retention or forfeiture of director’s fees.
(b)    Executive shall report directly to the Chief Executive Officer of the Company and shall have such duties and authority, consistent with his then position, as shall be assigned to him from time to time by the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company.
(c)    During the Employment Term, Executive shall devote substantially all of his business time and efforts to the performance of his duties hereunder; provided, however, that Executive shall be allowed, to the extent that such activities do not materially interfere with the performance of his duties and responsibilities hereunder, to manage his personal financial and legal affairs and to serve on corporate, civic, charitable and industry boards or committees. Notwithstanding the foregoing, Executive shall only serve on corporate boards of directors if approved in advance by the Chief Executive Officer of the Company.
3.    Base Salary. During the Employment Term, the Company shall pay Executive a base salary at the annual rate of not less than $330,000. Base salary shall be payable in accordance with the usual payroll practices of the Company. Executive’s base salary shall be subject to annual review by the Board or the Compensation Committee during the Employment Term and may be increased, but not decreased, from time to time by the Board or the Compensation Committee. The base salary as determined as aforesaid from time to time shall constitute “Base Salary” for purposes of this Agreement.
4.    Incentive Compensation. (a) Bonus. Executive shall be eligible to participate in any annual bonus plan the Company may implement at any time during Executive’s Employment Term for senior executives at a level commensurate with his position.
(b)    Long Term Compensation. For each fiscal year or portion thereof during the Employment Term, Executive shall be eligible to participate in any long-term incentive compensation plan generally made available to senior executives of the Company at a level commensurate with his position in accordance with and subject to the terms of such plan.
(c)    Other Compensation. The Company may, upon recommendation of the Compensation Committee, award to Executive such other bonuses and compensation as it deems appropriate and reasonable.
5.    Employee Benefits and Vacation. (a) During the Employment Term, Executive shall be entitled to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.
(b)    During the Employment Term, Executive shall be entitled to vacation each year in accordance with the Company’s policies in effect from time to time, but in no event less than four (4) weeks paid vacation per calendar year. Executive shall also be entitled to such periods of sick leave as is customarily provided by the Company for its senior executive employees.
6.    Business Expenses. The Company shall reimburse Executive for the travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder, in accordance with the Company’s policies as in effect from time to time; provided, however, that such expenses must be paid no later than the last day of the calendar year following the calendar year in which such expenses were incurred and further provided that in no event will the amount of expenses so reimbursed in one taxable year affect the amount of expenses eligible for reimbursement in any other taxable year.
7.    Termination. (a) The employment of Executive under this Agreement shall terminate upon the earliest to occur of any of the following events:
(i)    the death of Executive;
(ii)    the termination of Executive’s employment by the Company due to Executive’s Disability pursuant to Section 7(b) hereof;
(iii)    the termination of Executive’s employment by Executive for Good Reason pursuant to Section 7(c) hereof;
(iv)    the termination of Executive’s employment by the Company without Cause;
(v)    the termination of employment by Executive without Good Reason upon sixty (60) days prior written notice; or
(vi)    the termination of Executive’s employment by the Company for Cause pursuant to Section 7(e).

(b)    Disability. If by reason of the same or related physical or mental illness or incapacity, Executive is unable to carry out his material duties pursuant to this Agreement for more than six (6) consecutive months, the Company may terminate Executive’s employment for disability (“Disability”). Such termination shall be upon thirty (30) days written notice by a Notice of Disability Termination, at any time thereafter while Executive consecutively continues to be unable to carry out his duties as a result of the same or related physical or mental illness or incapacity. A Termination for Disability hereunder shall not be effective if Executive returns to the full time performance of his material duties within such thirty (30) day period.
(c)    Termination for Good Reason. A Termination for Good Reason means a termination by Executive by written notice given within ninety (90) days after the occurrence of the Good Reason event, unless such circumstances are fully corrected prior to the date of termination specified in the Notice of Termination for Good Reason (as defined in Section 7(d) hereof). For purposes of this Agreement, “Good Reason” shall mean the occurrence or failure to cause the occurrence, as the case may be, without Executive’s express written consent, of any of the following circumstances: (i) any material diminution of Executive’s positions, duties or responsibilities hereunder (except in each case in connection with the termination of Executive’s employment for Cause or Disability or as a result of Executive’s death, or temporarily as a result of Executive’s illness or other absence), or, the assignment to Executive of duties or responsibilities that are inconsistent with Executive’s then position; (ii) removal of, or the non-reelection of, Executive from officer positions with the Company specified herein without election to a higher position or removal of Executive from any of his then officer positions; (iii) a relocation of the Company’s executive office in Connecticut to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from Executive’s residence at the time of relocation; (iv) a failure by the Company (A) to continue any bonus plan, program or arrangement in which Executive is entitled to participate (the “Bonus Plans”), provided that any such Bonus Plans may be modified at the Company’s discretion from time to time but shall be deemed terminated if (x) any such plan does not remain substantially in the form in effect prior to such modification and (y) if plans providing Executive with substantially similar benefits are not substituted therefor (“Substitute Plans”), or (B) to continue Executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to potential amount of the bonus as Executive participated in prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans; (v) any material breach by the Company of any provision of this Agreement, including, without limitation, Section 12 hereof; or (vi) failure of any successor to the Company (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to Executive upon the assignee becoming such, the obligations of the Company hereunder.
(d)    Notice of Termination for Good Reason. A Notice of Termination for Good Reason shall mean a notice that shall indicate the specific termination provision in Section 7(c) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination for Good Reason. The failure by Executive to set forth in the Notice of Termination for Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder. The Notice of Termination for Good Reason shall provide for a date of termination not less than ten (10) nor more than sixty (60) days after the date such Notice of Termination for Good Reason is given, provided that in the case of the events set forth in Sections 7(c)(i) or (ii), the date may be five (5) days after the giving of such notice.
(e)    Cause. Subject to the notification provisions of Section 7(f) below, Executive’s employment hereunder may be terminated by the Company for Cause. For purposes of this Agreement, the term “Cause” shall be limited to (i) willful misconduct by Executive with regard to the Company which has a material adverse effect on the Company; (ii) the willful refusal of Executive to attempt to follow the proper written direction of the Board or a more senior officer of the Company, provided that the foregoing refusal shall not be “Cause” if Executive in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the Board or the more senior officer (whichever is applicable); (iii) substantial and continuing willful refusal by Executive to attempt to perform the duties required of him hereunder (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the Board or a more senior officer of the Company which specifically identifies the manner in which it is believed that Executive has substantially and continually refused to attempt to perform his duties hereunder; or (iv) Executive being convicted of a felony (other than a felony involving a traffic violation or as a result of vicarious liability). For purposes of this paragraph, no act, or failure to act, on Executive’s part shall be considered “willful” unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. A notice by the Company of a non-renewal of the Employment Term pursuant to Section 1 hereof shall be deemed an involuntary termination of Executive by the Company without Cause as of the end of the then Employment Term, but Executive may terminate at any time after the receipt of such notice and shall be treated as if he was terminated without Cause as of such date.
(f)    Notice of Termination for Cause. A Notice of Termination for Cause shall mean a notice that shall indicate the specific termination provision in Section 7(e) relied upon and shall set forth in reasonable detail the facts and circumstances which provide for a basis for Termination for Cause. Further, a Notice of Termination for Cause shall be required to include a copy of a resolution duly adopted by at least two-thirds (2/3) of the entire membership of the Board at a meeting of the Board which was called for the purpose of considering such termination and which Executive and his representative had the right to attend and address the Board, finding that, in the good faith of the Board, Executive engaged in conduct set forth in the definition of Cause herein and specifying the particulars thereof in reasonable detail. The date of termination for a Termination for Cause shall be the date indicated in the Notice of Termination. Any purported Termination for Cause which is held by a court not to have been based on the grounds set forth in this Agreement or not to have followed the procedures set forth in this Agreement shall be deemed a Termination by the Company without Cause.
8.    Consequences of Termination of Employment.

(a)    Death. If Executive’s employment is terminated by reason of Executive’s death, the employment period under this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement except for: (i) any compensation earned but not yet paid, including and without limitation, any bonus if declared or earned but not yet paid for a completed fiscal year, any amount of Base Salary earned but unpaid, any accrued vacation pay payable pursuant to the Company’s policies, and any unreimbursed business expenses payable pursuant to Section 6 (collectively “Accrued Amounts”), which amounts shall be promptly paid in a lump sum to Executive’s estate; (ii) any other amounts or benefits owing to Executive under the then applicable employee benefit plans, long term incentive plans or equity plans and programs of the Company which shall be paid or treated in accordance with the terms of such plans and programs; (iii) continuation, for twelve (12) months following the date of death, of Executive’s health benefits for Executive’s dependents at the same level and cost as if Executive were an employee of the Company; and (iv) if a bonus plan is in place, the product of (x) the target annual bonus for the fiscal year of Executive’s death, multiplied by (y) a fraction, the numerator of which is the number of days of the current fiscal year during which Executive was employed by the Company, and the denominator of which is 365, which bonus shall be paid in a lump sum when bonuses for such period are paid to the Company’s other executives, but, in any event, in the fiscal year following the fiscal year in which such bonus is earned.

(b)    Disability. Subject to Section 8(f), if Executive’s employment is terminated by reason of Executive’s Disability, Executive shall be entitled to receive the payments and benefits to which his representatives would be entitled in the event of a termination of employment by reason of his death plus Executive shall be entitled to continuation, for twelve (12) months following such termination of employment, of group life and disability insurance benefits as if Executive were an active employee of the Company.

(c)    Termination by Executive for Good Reason or Termination by the Company without Cause. (i) Subject to Section 8(f), if Executive terminates his employment hereunder for Good Reason during the Employment Term or Executive’s employment with the Company is terminated by the Company without Cause, then Executive shall be entitled to receive, (A) in equal installments paid in accordance with the Company’s normal payroll practices commencing with the first pay period after such termination over a period of twelve (12) months after such termination (except as provided below), an amount equal to two (2) times the sum of his Base Salary and target bonus, if any, for the year in which such termination occurs (provided, however, in the event that the Base Salary or target bonus, if any, has been decreased in the twelve (12) months prior to the termination, the amount to be used shall be the highest Base Salary and target bonus, if any, during such twelve (12) month period); (B) any Accrued Amounts at the date of termination; (C) any other amounts or benefits owing to Executive under the then applicable employee benefit, long term incentive or equity plans and programs of the Company, which shall be paid or treated in accordance with the terms of such plans and programs; (D) continuation of benefits (including, without limitation, health, life and disability) for a period of twelve (12) months as if Executive were an employee of the Company, provided that, if such termination is after a Change in Control, the period of benefit continuation shall be twenty-four (24) months, subject to the terms set forth in Section 8(c)(ii); and (E) if a bonus plan is in place, the product of (x) the target annual bonus for the fiscal year of Executive’s termination, multiplied by (y) a fraction, the numerator of which is the number of days of the current fiscal year during which Executive was employed by the Company, and the denominator of which is 365, which bonus shall be paid in a lump sum when bonuses for such period are paid to the Company’s other executives, but, in any event, in the fiscal year following the fiscal year in which such bonus is earned.
(ii)    With respect to the continuation of group health benefits to Executive in connection with Executive’s termination of employment after a Change in Control pursuant to Section 8(c)(i)(D), Executive shall pay the full cost for such group health coverage on an after-tax basis for each month that Executive elects to retain such coverage by payment of the monthly cost of such coverage as determined for purposes of health care continuation under Section 4980B of the Internal Revenue Code of 1986, as amended (the “COBRA Premium”). Within five (5) business days of the date of Executive’s termination of employment, the Company shall make a payment to Executive equal to the number of full and partial months remaining in the calendar year in which Executive’s employment is terminated, multiplied by the difference between the COBRA Premium for such year and the monthly amount that Executive was required to pay for group health coverage immediately prior to his termination of employment. On each January 2 thereafter until the end of the twenty-four (24) month period, if Executive has maintained group health coverage through the last day of the preceding calendar year, the Company shall make a payment to Executive equal to the difference between the COBRA Premium and the monthly amount that Executive was required to pay for group health coverage immediately prior to his termination of employment, multiplied by 12, or, if the period of coverage is for less than a year, by the number of full and partial months remaining in the year until the end of the twenty-four (24) month period. Notwithstanding the foregoing, the first 18 months following the date of Executive’s termination of employment shall be considered to be the period during which Executive shall be eligible for continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)    Termination with Cause or Voluntary Resignation without Good Reason. If, Executive’s employment hereunder is terminated (i) by the Company for Cause or (ii) by Executive without Good Reason, Executive shall be entitled to receive only his Base Salary through the date of termination, and any unreimbursed business expenses payable pursuant to Section 6 and, if such termination is by Executive without Good Reason, any bonus that has been declared or earned but not yet paid for a completed fiscal year. Executive’s rights under all benefits plans and equity grants shall be determined in accordance with the Company’s plans, programs and grants.
(e)    Determination of Earned Bonus. For purposes of this Agreement, a bonus in respect of services performed in a fiscal year shall not be considered to be earned until after the Committee and/or the Board, as applicable, has reviewed the Company’s performance and Executive’s performance in respect of such year and has determined the amount of the bonus, if any, to be payable to Executive in respect of such year’s performance; provided, however, that if Executive is still employed by the Company as of December 31 of any year, Executive shall be considered to have earned the bonus in respect of services performed in such year (to the extent that the Committee and/or the Board determine that such bonus would otherwise have been payable to Executive had Executive remained employed through the relevant payment date for such bonus) unless Executive’s employment is subsequently terminated by the Company for Cause or by Executive without Good Reason.
(f)    Separation from Service. Notwithstanding anything in this Agreement to the contrary, if Executive is a “specified employee” (within the meaning of Section 409A of the Code) and any payment made pursuant to this Section 8 is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) that is payable upon Executive’s “separation from service” (within the meaning of Section 409A of the Code), then the payment date for such payment shall be the date that is the first day of the seventh month after the date of Executive’s “separation from service” with the Company (determined in accordance with Section 409A of the Code). In addition, if the event triggering Executive’s right to benefits or payments hereunder is Executive’s termination of employment, but such termination of employment does not constitute a “separation from service” with the Company within the meaning of Section 409A of the Code, then the benefits or payments hereunder payable by reason of such termination of employment that are considered to be a “deferral of compensation” under Section 409A of the Code shall not be paid upon such termination of employment, but instead, shall remain an obligation of the Company to Executive and shall be paid or provided to Executive upon the first to occur of the following events: (i) Executive’s “separation from service” (within the meaning of Section 409A of the Code) (any amount payable upon such “separation from service” being subject to the first sentence of this Section 8(f)); (ii) Executive’s disability (within the meaning of Section 409A of the Code); (iii) a “change of control” of the Company (within the meaning of Section 409A of the Code); or (iv) Executive’s death.
9.    No Mitigation; No Set-Off. In the event of any termination of employment hereunder, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. The amounts payable hereunder shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or others, except upon the Company’s obtaining a final unappealable judgment against Executive.

10.    Change in Control. (a) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a

Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

(b)    For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of common stock of the Company or (5) Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive).

11.    Confidential Information. (a) Executive acknowledges that as a result of his employment by the Company, Executive will obtain Confidential Information as to the Company and its Affiliates and the Company and its Affiliates will suffer substantial damage, which would be difficult to ascertain, if Executive should use such Confidential Information and that because of the nature of the information that will be known to Executive it is necessary for the Company and its Affiliates to be protected by the confidentiality restrictions set forth herein. For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company and its subsidiaries and Affiliates, including, without limitation, all business information (whether or not in written form) which relates to the Company, its subsidiaries or Affiliates, or their customers, suppliers or contractors or any other third parties in respect of which the Company or its subsidiaries or Affiliates has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and which is not known to the public generally other than as a result of Executive’s breach of this Agreement, including but not limited to: technical information or reports; trade secrets; unwritten knowledge and “know-how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information will not include (i) such information known to Executive prior to Executive’s involvement with the Company or its subsidiaries or Affiliates or information obtained from a third party (other than pursuant to a breach by Executive of this Agreement) or (ii) contact information contained in Executive’s personal rolodex or electronic address book.
(b)    During and for a period of five (5) years after the Employment Term, Executive shall not use for his own benefit or disclose Confidential Information obtained by Executive during his employment by the Company and its Affiliates and not (i) otherwise public knowledge or known within the applicable industry or (ii) in connection with performance of his duties hereunder as he deems in good faith to be necessary or desirable. Executive shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such Confidential Information to anyone other than the foregoing, he shall promptly notify the Company of any such order so it may seek a protective order.

(c)    Upon termination of his employment with the Company and its affiliates, or at any time as the Company may request, Executive will promptly deliver to the Company, as requested, all documents (whether prepared by the Company, an affiliate, Executive or a third party) relating to the Company, an affiliate or any of their businesses or property which he may possess or have under his direction or control other than documents provided to Executive in his capacity as a participant in any employee benefit plan, policy or program of the Company or any agreement by and between Executive and the Company with regard to Executive’s employment or severance.

(d)    In the event of a breach or potential breach of this Section 11, Executive acknowledges that the Company and its affiliates will or could be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its Affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this Section 11 enforced. It is hereby acknowledged that the provisions of this Section 11 are for the benefit of the Company and all of the affiliates of the Company and each such entity may enforce the provisions of this Section 11 and only the applicable entity can waive the rights hereunder with respect to its Confidential Information and employees.

12.    Indemnification. The Company shall indemnify and hold harmless Executive to the fullest extent permitted by law for any action or inaction of Executive while serving as an officer and director of the Company or, at the Company’s request, as an officer or director of any other entity or as a fiduciary of any benefit plan. The Company shall cover Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent as the Company covers its other officers and directors.

13.    Legal Fees.

(a)    The Company shall pay Executive’s reasonable legal fees and costs associated with entering into this Agreement. All payments by the Company of the legal fees of Executive under this Section 13(a) shall be for expenses incurred during Executive’s lifetime and shall be made within ninety (90) days following the date Executive submits evidence of the incurrence of such expenses, and in all events prior to the last day of the calendar year following the calendar year in which Executive incurs the expense. In no event will the amount of expenses reimbursed or paid in one year affect the amount of expenses eligible for reimbursement, or payment to, or for Executive in any other taxable year.

(b)    All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 11 hereof, shall be settled by arbitration conducted before a panel of three (3) arbitrators sitting in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association then in effect. The determination of the majority of the arbitrators shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. The Company shall promptly pay all expenses of such arbitration, including the fees and expenses of the counsel of Executive. If the arbitrators determine that Executive’s position was overall frivolous or otherwise taken in bad faith, the arbitrators may determine that Executive be required to reimburse the Company for his own legal fees. All reimbursements or payments by the Company of the legal fees of Executive under this Section 13(b) shall be for expenses incurred during Executive’s lifetime and shall be made within ninety (90) days following the date Executive submits evidence of the incurrence of such expenses, and in all events prior to the last day of the calendar year following the calendar year in which Executive incurs the expense. In no event will the amount of expenses reimbursed or paid in one year affect the amount of expenses eligible for reimbursement, or payment to, or for Executive in any other taxable year.

(c)    In the event after a Change in Control either party files for arbitration to resolve any dispute as to whether a termination is for Cause or Good Reason, until such dispute is determined by the arbitrators, Executive shall continue to be treated economically and benefit wise in the manner asserted by him in the arbitration effective as of the date of the filing of the arbitration, subject to Executive promptly refunding any amounts paid to him, paying the cost of any benefits provided to him and paying to the Company the profits in any stock option or other equity awards exercised or otherwise realized by him during the pendency of the arbitration which he is ultimately held not to be entitled to; provided the arbitrators may terminate such payments and benefits in the event that they determine at any point that Executive is intentionally delaying conclusion of the arbitration.

14.    Reserved.

15.    Certain Adjustments by the Company. Notwithstanding any provision of this Agreement to the contrary, if the Employment Term ends due to the termination of Executive’s employment with the Company and any payment or benefit to be paid or provided hereunder would be a “Parachute Payment,” within the meaning of Section 280G of the Code, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes a Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided to Executive, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). Any determinations required to be made under this Section 15 shall be made by the Company’s independent accountants, which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the date of termination or such earlier time as is requested by the Company, and shall be made at the expense of the Company. The fact that Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 15 shall not of itself limit or otherwise affect any other rights of Executive under this Agreement. In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Section 15 and no such payment or benefit qualifies as a “deferral of compensation” within the meaning of and subject to Section 409A of the Code (“Nonqualified Deferred Compensation”), Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 15. The Company shall provide Executive with all information reasonably requested by Executive to permit Executive to make such designation. In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Section 15 and any such payment or benefit constitutes Nonqualified Deferred Compensation or Executive fails to elect an order in which payments or benefits will be reduced pursuant to this Section 15, then the reduction shall occur in the following order: (a) the payments under Section 8(c)(i)(A), (b) the payments under Section 8(c)(i)(E), and (c) all other payments ratably. Within any category of payments and benefits (that is, (a), (b), or (c)), a reduction shall occur first with respect to amounts that are not Nonqualified Deferred Compensation within the meaning of Section 409A of the Code and then with respect to amounts that are.

16.    Miscellaneous.

(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

(b)    Entire Agreement/Amendments. This Agreement and the instruments contemplated herein, contain the entire understanding of the parties with respect to the employment of Executive by the Company from and after the Effective Date and supersedes any prior agreements between the Company and Executive (including, but not limited to, the Prior Employment Agreement). There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)    No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

(d)    Assignment. This Agreement shall not be assignable by Executive. This Agreement shall be assignable by the Company only to an acquirer of all or substantially all of the assets of the Company, provided such acquirer promptly assumes all of the obligations hereunder of the Company in a writing delivered to Executive and otherwise complies with the provisions hereof with regard to such assumption.

(e)    Successors; Binding Agreement; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto.

(f)    Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when faxed or delivered, or (ii) two (2) business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the initial page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address shall be effective only upon receipt.

(g)    Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(h)    Survivorship. The respective rights and obligations of the parties hereunder, including, without limitation, Section 11 hereof, shall survive any termination of Executive’s employment to the extent necessary to the agreed preservation of such rights and obligations.

(i)    Counterparts. This Agreement may be signed in counterparts (including via facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)    Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(k)    Section 409A of the Code. Each payment or reimbursement and the provision of each benefit under this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Furthermore, in the event that any payment made hereunder is subject to payment during a specified time frame (e.g., within 90 days of a termination of employment) as opposed to payment on a specific payment date (e.g., January 1, 2010), the Company, in its sole discretion, shall determine the exact date upon which such payment will be made during the specified payment period. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) do not apply to Executive. This Agreement shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations, or any other formal guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
The Priceline Group Inc.

By:        /s/ Darren Huston
Darren Huston
Chief Executive Officer
The Priceline Group Inc.

/s/ Peter J. Millones
Peter J. Millones